                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                            TIMBERLAND BANCORP, INC.


     Pursuant to the provisions of Title 23B of the Revised Code of Washington ("RCW") (the Washington Business Corporation Act), the following shall constitute the Articles of Incorporation of Riverview Bancorp, Inc., a Washington corporation:

     ARTICLE I. NAME. The name of the corporation is Timberland Bancorp, Inc. (the "corporation").

     ARTICLE II.   DURATION. The duration of the corporation is perpetual.

     ARTICLE III. PURPOSE AND POWERS. The nature of the business and the objects and purposes to be transacted, promoted or carried on by the corporation are to engage in the activities of a savings and loan holding company and in any other lawful act or business for which corporations may be organized under the Washington Business Corporation Act (as now in existence or as may hereafter be amended, the "WBCA").

     ARTICLE IV. CAPITAL STOCK. The total number of shares of all classes of capital stock which the corporation has authority to issue is 51,000,000, of which 50,000,000 shall be common stock of par value of $0.01 per share, and of which 1,000,000 shall be serial preferred stock of par value $0.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of the shareholders, except to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated par value per share. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. Upon authorization by its Board of Directors, the corporation may issue its own shares in exchange for or in conversion of its outstanding shares or distribute its own shares, pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate stock dividends or splits, and any such transaction shall not require consideration.

     Except as expressly provided by applicable law, these Articles of Incorporation or by any resolution of the board of directors designating and establishing the terms of any series of preferred stock, no holders of any class or series of capital stock shall have any right to vote as a separate class or series or to vote more than one vote per share. The shareholders of the corporation shall not be entitled to cumulative voting in any election of directors.

     A description of the different classes and series (if any) of the corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series (if any) of capital stock are as follows:

     A.   Common Stock.  On matters on which holders of common stock are
          ------------
entitled to vote, each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.

     In the event of any liquidation, dissolution or winding up of the corporation, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the corporation available for distribution remaining after: (i) payment or provision for payment of the corporation's debts and liabilities;
(ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of the corporation. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B.   Serial Preferred Stock.  The board of directors of the corporation is
          ----------------------
authorized by resolution or resolutions from time to time adopted to provide for the issuance of preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

          (f) Whether the shares or such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, and, if so convertible or exchangeable, the conversion price(s), or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued; and

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all other shares of the same series.

     C.   1.   Notwithstanding any other provision of these Articles of
Incorporation, in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock ("Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, unless a majority of the Whole Board (as hereinafter defined) shall have by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single

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record owner of all common stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the Limit.

          2.   The following definitions shall apply to this Section C of this
Article VII.

               (a) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles of Incorporation.

               (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be
                  --------  -------
deemed the "beneficial owner" of any common stock:

                   (i) which such person or any of its affiliates beneficially owns, directly or indirectly; or

                   (ii) which such person or any of its affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the corporation to effect any transaction which is described in any one or more of subparagraphs A(1)(a) through (h) of Article X hereof or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (B) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                   (iii) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the corporation; and provided further, however, that (i) no director or officer of
                 -------------------------
the corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors of officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by any other such director or officer (or any Affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the corporation or any subsidiary of the corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes of computing the percentage beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this subsection but shall not include any other common stock which may be issuable by the corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only common stock then outstanding and shall not include any common stock which may be issuable by the corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

               (c) A "person" shall mean any individual, firm, corporation, or other entity.

               (d) "Whole Board" shall mean the total number of directors which the corporation would have if there were no vacancies on the board of directors.

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          3.      The board of directors shall have the power to construe and apply the provisions of this Section C and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of common stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section C to the given facts, or (v) any other matter relating to the applicability or effect of this Section C.

          4. The board of directors shall have the right to demand that any person who is reasonably believed to beneficially own common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply the corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be required of such person.

          5. Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the corporation entitled to vote shall constitute a quorum at all meetings of the shareholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for shareholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

          6. Any constructions, applications, or determinations made by the board of directors pursuant to this Section C in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the corporation and its shareholders.

          7. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section C shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the corporation and its shareholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including shareholders owning an amount of stock over the Limit, notwithstanding any such finding.

     ARTICLE V. PREEMPTIVE RIGHTS. Holders of the capital stock of the corporation shall not be entitled to preemptive rights with respect to any shares of the corporation which may be issued.

     ARTICLE VI. INITIAL DIRECTORS. The persons who shall serve as the initial directors of the corporation are: Clarence E. Hamre, Michael R. Sand, Andrea M. Clinton, Robert Backstrom, Richard R. Morris, Jr., Alan E. Smith, Peter J. Majar, Jon C. Parker and James C. Mason. The address of each initial director is 624 Simpson Avenue, Hoquiam, Washington 98550. The initial directors shall serve until the first annual meeting of shareholders, at which time they may stand for reelection.

     ARTICLE VII. DIRECTORS.

     A.   Number.  The corporation shall be under the direction of a Board of
          ------
Directors. The number of directors shall be as stated in the corporation's bylaws, but in no event shall be fewer than five nor more than 15.

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     B.   Classified Board.  The board of directors shall be divided into three
          ----------------
groups, with each group containing one-third of the total number of directors, or as near as may be. The terms of the directors in the first group shall expire at the first annual shareholders' meeting following their election, the terms of the second group shall expire at the second shareholders' meeting following their election, and the terms of the third group shall expire at the third annual shareholders' meeting following their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire.

     C.   Vacancies.  Any vacancy occurring in the board of directors may be
          ---------
filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term continuing only until the next election of directors by the shareholders.

     ARTICLE VIII.  REMOVAL OF DIRECTORS.   Notwithstanding any other provisions
of these articles of incorporation or the corporation's bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, these articles of incorporation or the corporation's bylaws), any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the total votes eligible to be cast at a legal meeting called expressly for such purpose. For purpose of this Article VIII, "cause" shall mean fraudulent or dishonest acts, a gross abuse of authority in discharge of duties to the corporation or acts that are detrimental or hostile to the interests of the corporation.

     ARTICLE IX. REGISTERED OFFICE AND AGENT. The registered office of the corporation shall be located at 624 Simpson Avenue, Hoquiam, Washington 98550. The initial registered agent of the corporation at such address shall be Clarence E. Hamre.

     ARTICLE X.     NOTICE FOR SHAREHOLDER NOMINATIONS AND PROPOSALS.

     A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the corporation or by any shareholder of the corporation entitled to vote generally in the election of directors. In order for a shareholder of the corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominees,
(iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the General Rules and Regulations of the Securities Exchange Act of 1934, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his name and address as they appear on the corporation's books and
(b) the class and number of shares of the corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the corporation.

     B. Each such notice given by a shareholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business; (iii) the class and number of

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shares of the corporation which are beneficially owned by the shareholder; and
(iv) any material interest of the shareholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

     C. The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

     ARTICLE XI. APPROVAL OF CERTAIN BUSINESS COMBINATIONS. The shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

          A. (1) Except as otherwise expressly provided in this Article XI, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required to authorize any of the following:

                       (a) any merger or consolidation of the corporation with or into a Related Person;

                       (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

                       (c) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation;

                       (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the corporation or a subsidiary of the corporation;

                       (e) the issuance of any securities of the corporation or a subsidiary of the corporation to a Related Person;

                       (f) the acquisition by the corporation or a subsidiary of the corporation of any securities of a Related Person;

                       (g) any reclassification of the common stock of the corporation, or any recapitalization involving the common stock of the corporation;

                       (h) any liquidation or dissolution of the corporation;
and

                       (i) any agreement, contract or other arrangement providing for any of the transactions described in this Article XI.

                  (2) Such affirmative vote shall be required notwithstanding any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

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                   (3) The term "Business Combination" as used in this Article
XI shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (i) above.

              B. The provisions of Part A of this Article XI shall not be applicable to any particular Business Combination, which shall require only such affirmative vote as is required by any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange, if such particular Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if
          -----------------
obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

              C. For the purposes of this Article XI the following definitions apply:

                   (1) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the corporation (excluding tax-qualified benefit plans of the corporation); and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

                   (2) The term "Substantial Part" shall mean more than 25% of the total assets of the corporation as of the end of its most recent fiscal year prior to when the determination is made.

                   (3) The term "Continuing Director" shall mean any member of the board of directors of the corporation who is unaffiliated with the Related Person and was a member of the board of directors prior to the time the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors.

                   (4) The term "Continuing Director Quorum" shall mean seventy-five percent (75%) of the Continuing Directors capable of exercising the powers conferred on them.

              D. Nothing contained in this Article XI shall be construed to relieve a Related Person from any fiduciary obligation imposed by law. In addition, nothing contained in the Article XI shall prevent any shareholders of the corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholder.

              E. No amendment, alteration, change, or repeal of any provision of the Article XI may be effected unless it is approved at a meeting of the corporation's shareholders called for that purpose. Notwithstanding any other provision of this charter, the affirmative vote of the holders of not less than 80% of the outstanding shares entitled to vote thereon shall be required to amend, alter, change, or repeal, directly or indirectly, any provision of this
Article XI; provided, however, that the preceding provisions of this Part E
            --------  -------
shall not be applicable to any amendment to this Article XI if such amendment receives this affirmative vote required by law and any other provisions of these Articles of Incorporation and if such amendment has been approved by a majority of the Continuing Directors.

     ARTICLE XII. EVALUATION OF BUSINESS COMBINATIONS. In connection with the exercise of its judgment in determining what is in the best interests of the corporation and of the shareholders, when evaluating a Business

                                       7
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Combination (as defined in Article XI) or a tender or exchange offer, the board of directors of the corporation, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, shall consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the corporation and its subsidiaries and the other elements of the communities in which the corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.

     ARTICLE XIII. LIMITATION OF DIRECTORS' LIABILITY. To the fullest extent permitted by the WBCA, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for acts or omissions that involve: (i) intentional misconduct by the director; (ii) a knowing violation of law by the director; (iii) conduct violating RCW Section 23B.08.310 (relating to unlawful distributions by the corporation); or (iv) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the WBCA is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by the WBCA, as so amended, without any requirement or further action by shareholders. An amendment or repeal of this Article XII shall not adversely affect any right or protection of a director of the corporation existing at the time of such amendment or repeal.

     ARTICLE XIV. INDEMNIFICATION. The corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:

               A.   Directors and Officers.  In all circumstances and to the
                    ----------------------
full extent permitted by the WBCA, the corporation shall indemnify any person who is or was a director, officer or agent of the corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the corporation), by reason of the fact that he is or was an agent of the corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred by him in connection with such action, suit or proceeding. However, such indemnity shall not apply to: (a) acts or omissions of the director or officer finally adjudged to violate law; (b) conduct of the director or officer finally adjudged to violate RCW Section 23B.08.310 (relating to unlawful distributions by the corporation), or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors' resolution or contract.

               B.   Implementation.  The board of directors may take such action
                    --------------
as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such bylaws, resolutions, contracts, or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

               C.   Survival of Indemnification Rights.  No amendment or repeal
                    ----------------------------------
of this Article XIV shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                 D.  Service for Other Entities.  The indemnification and
                     --------------------------
advancement of expenses provided under this Article XIV shall apply to directors, officers, employees, or agents of the corporation for both (a) service in such capacities for the corporation, and (b) service at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A person is considered to be serving an employee benefit plan at the corporation's request if such person's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

                 E.   Insurance.  The corporation may purchase and maintain
                      ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability under the provisions of this bylaw and the WBCA.

                 F.   Other Rights.  The indemnification provided by this
                      ------------
section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     ARTICLE XV. SPECIAL MEETING OF SHAREHOLDERS. Special meetings of the shareholders for any purpose or purposes may be called only by the president or by the Board of Directors. The right of shareholders of the corporation to call special meetings is specifically denied.

     ARTICLE XVI. REPURCHASE OF SHARES. The corporation may from time to time, pursuant to authorization by the board of directors of the corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

     ARTICLE XVII. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation by a majority vote of the board of directors. Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall not be adopted, repealed, altered, amended or rescinded by the shareholders of the corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

     ARTICLE XVIII. AMENDMENT OF ARTICLES OF INCORPORATION. The corporation reserves the right to repeal, alter, amend or rescind any provision contained in the Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles II, III, IV (other than a change to the number of authorized shares in connection with a split of, or stock dividend in, the corporation's own shares, provided the corporation has only one class of shares outstanding or a change in the par value of such shares), V, VI, VIII, X,

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

XI, XII, XIII, XIV, XV, XVI, XVII and this Article XVIII of these Articles of Incorporation may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by each separate voting group entitled to vote thereon, cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

     ARTICLE XIX. INCORPORATOR. The name and mailing address of the incorporator are Clarence E. Hamre, P.O. Box 697, Hoquiam, Washington 98550.

                                *      *      *

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

       Executed this 4th day of September, 1997.



                              /s/ Clarence E. Hamre
                              ------------------------------------------------
                              Clarence E. Hamre
                              Incorporator

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